  EXHIBIT 5.1

26632 Towne Centre Dr., Suite 300

Foothill Ranch, CA 92610

P: 949.540.6540 | F: 949.540-6578

December 22, 2023

Know Labs, Inc.

500 Union Street, Suite 810

Seattle, Washington 98101

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Know Labs, Inc., a Nevada corporation (the “Company”) in connection with the Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”), filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus (the “Base Prospectus”) which provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) will provide for the registration by the Company of the following securities:

(i)	common stock, par value $0.001 per share (“Common Stock”), of the Company;

(ii)	preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

(iii)	debt securities of the Company (the “Debt Securities”);

(iv)	warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”);

(v)	rights to purchase Common Stock, Preferred Stock, Debt Securities, or any other securities (the “Rights”); and

(vi)	units composed of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants, and Rights (the “Units”).

The Common Stock, Preferred Stock, Debt Securities, Warrants, Units, and Rights are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities being registered is $18,000,000.

The Common Stock is to be issued under the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”). Each series of Preferred Stock is to be issued under the Articles of Incorporation and a certificate of designation (a “Certificate of Designation”) to be approved by the board of directors of the Company (the “Board of Directors”) or a committee thereof and filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”). The Debt Securities may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and the trustee to be named therein (the “Senior Debt Trustee”), a subordinated debt indenture (the “Subordinated Debt Indenture”) between the Company and the trustee to be named therein (the “Subordinated Debt Trustee”), or a senior subordinated debt indenture (the “Senior Subordinated Debt Indenture,” together with the Senior Debt Indenture and Subordinated Debt Indenture, the “Indentures”)  between the Company and the trustee to be named therein (the “Senior Subordinated Debt Trustee,” and together with the Senior Debt Trustee and Subordinated Debt Trustee, the “Trustees”). The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”), to be entered into by the Company, a warrant agent to be named by the Company (the “Warrant Agent”), and the holders from time to time of the Warrants. The Units are to be issued under one or more unit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Agreement”), to be entered into by the Company and the unit agent named therein. The Rights are to be issued under one or more rights agent agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Rights Agreement”), to be entered into by the Company and a bank, trust company, or other financial institution to be identified therein as rights agents. The Articles of Incorporation, each Certificate of Designation, each Indenture, each Warrant Agreement, each Unit Agreement, and each Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

Know Labs, Inc.

December 22, 2023

As part of the corporate actions taken and to be taken in connection with any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities (the “Corporate Proceedings”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus, or any Prospectus Supplement, other than as expressly stated herein with respect to the issue of the Securities. It is understood that the opinions set forth herein are to be used only in connection with the offer while the Registration Statement is in effect.

In our capacity as your counsel in connection with such registration, we have reviewed and are familiar with such documents, certificates, Corporate Proceedings and other materials, including an examination of originals or copies certified or otherwise identified to our satisfaction the By-laws of the Company, Governing Documents and the Registration Statement (collectively, the “Constituent Documents”), as amended, and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance or sale of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal laws and the Nevada Revised Statutes (the “NRS”) and, in the manner presently proposed. We have assumed and have not verified the accuracy of the factual matters of each document we have reviewed.

As to facts material to the opinions, statements, and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such other certificates of public officials and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

With respect to the Securities to be offered and sold by the Company, we have also assumed that (a) the Registration Statement shall have become and remain effective under the Securities Act, a Prospectus Supplement shall have been prepared and filed with the Commission describing the Securities, and such Securities shall have been issued and sold in accordance with the terms set forth in such Prospectus Supplement; (b) such Securities, as issued and delivered, comply with any requirements and restrictions imposed by any court or governmental or regulatory body applicable to the Company; (c) at the time of any offering or sale of any Securities, there shall be a sufficient number of shares of Common Stock or Preferred Stock, authorized and unissued under the Articles of Incorporation, and not otherwise reserved for issuance, except in connection with the issuance of the Securities; (d) at the time of issuance or sale of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Nevada, and, in the case of Securities, the Company shall have the necessary corporate power for such issuance; (e) any definitive purchase, underwriting or similar agreement with respect to any Securities, if applicable, shall have been duly authorized, executed and delivered by the parties thereto and shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Securities; (f) certificates representing the Securities, if any, shall have been duly executed, countersigned, registered, and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Constituent Documents, and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, against payment therefor in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the NRS, in accordance with the provisions of any applicable definitive purchase agreement, underwriting agreement, or similar agreement approved by the Company; (g) in the case of Debt Securities, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the Commission and the applicable Indenture shall have been duly executed and delivered by the Company and all other parties thereto and duly qualified under the TIA, and (h) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented, or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof.   We have also assumed that none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Know Labs, Inc.

December 22, 2023

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

(1) With respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (b) the due execution, registration, issuance, and delivery of certificates representing such Common Stock against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (c) receipt by the Company of the consideration therefor, such Common Stock will be duly and validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion, or exchange pursuant to the terms of any other Securities.

(2) With respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Nevada Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (d) receipt by the Company of the consideration therefor, such Preferred Stock will be duly and validly issued, fully paid and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any shares of Preferred Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

(3) With respect to any Debt Securities, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Debt Securities, (b) the due execution, registration of issuance and delivery of the Debt Securities and the applicable Indenture relating to the Debt Securities representing such Debt Securities against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, and (c) receipt by the Company of the consideration therefor, in accordance with the terms of the Debt Securities and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action such Debt Securities will constitute valid and binding obligations of the Company.

(4) With respect to any Warrants, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Warrants, (b) the due authorization, execution and delivery of a Warrant Agreement, (c) the preparation and due execution and delivery of the related Warrants against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (d) the due authentication of the related Warrants by the Warrant Agent, and (e) receipt by the Company of the consideration therefor, such Warrants will be valid and binding obligations of the Company. The Warrants covered in the opinion in this paragraph includes any Warrants that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

Know Labs, Inc.

December 22, 2023

(5) With respect to any Rights, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Rights, (b) the due authorization, execution and delivery of a Rights Agreement against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (c) the shares of Common Stock or Preferred Stock, as the case may be, underlying such Rights having been deposited with the applicable rights agent, and (d) receipt by the Company of the consideration therefor, such Rights Agreement will be a valid and binding obligation of the Company and the Rights will be valid and binding obligations of the Company. The Rights covered in the opinion in this paragraph includes any Rights that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

(6) With respect to any Units, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Units, (b) the due authorization, execution and delivery of a Unit Agreement against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, (c) the Securities underlying such Units having been deposited with the applicable unit agent, and (d) receipt by the Company of the consideration therefor such Unit Agreement will be a valid and binding obligation of the Company and the Units will be valid and binding obligations of the Company. The Units covered in the opinion in this paragraph includes any Units that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

The opinions set forth above are subject to the following exceptions, limitations, and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and,  (iii) the unenforceability under certain circumstances under law or court decisions of provision providing for the indemnification of, or contribution to, a party with respect to liability where such indemnification or contribution is contrary to public policy.

Our opinion expressed herein is also subject to the qualification that no term or provision hereof shall be included in: (a) the Certificate of Designation relating to any series of the Preferred Stock, (b) the Indenture, (c) the Warrant Agreement, (d) the Unit Agreement, (e) the Rights Agreement, or (f) any other agreement or instrument pursuant to which any of the Securities are to be issued that would affect the validity of such opinion. Our opinion is limited to the federal laws of the United States and the NRS. We express no opinion, and we assume no responsibility for,  the applicability to or effect on any of the matters covered herein of  any other laws or the laws of any other jurisdiction.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. We express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ Lockett + Horwitz, A Professional Law Corporation
Lockett + Horwitz, A Professional Law Corporation